EXHIBIT 21

                    SUBSIDIARIES OF AMERICAN MOLD GUARD, INC.
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SUBSIDIARY                                                STATE OF INCORPORATION
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Trust One Termite, Inc.                                   California

Zero Plus, LLC (a former unconsolidated subsidiary        Nevada
in which the Company had a 50% interest, which was sold on December 7, 2005)

AMG Franchise, Inc. (a wholly owned subsidiary that       California
never engaged in any business or financial activity)